SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2007

GENESIS TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	333-86347	65-1130026
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7900 Glades Road, Suite 420
Boca Raton, Florida 33434
(Address of Principal Executive Offices)

(561) 988-9880
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” the “company,” “Genesis” or the “Registrant” refer to Genesis Technology Group, Inc., a Florida corporation.

Item 1.01 Entry into a Material Definitive Agreement

On October 1, 2007, Genesis Technology Group, Inc., a Florida corporation (“Genesis”), executed a Share Acquisition and Exchange Agreement (“Exchange Agreement”) by and among Genesis, Karmoya International Ltd., a British Virgin Islands company (“Karmoya”), and the shareholders of 100% of Karmoya’s capital stock (the “Karmoya Shareholders”). The following is a brief description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to Genesis.

Issuance of Preferred Stock. At Closing, Genesis issued 5,995,780 shares of its Series B Voting Convertible Preferred Stock (the “Series B Preferred Stock”) and 597 shares of its common stock to the Karmoya Shareholders in exchange for 100% of the capital stock of Karmoya. The shares of Series B Preferred Stock issued are convertible, in the aggregate, into 299,789,000 shares of Genesis’s common stock that, when combined with the 597 common shares issued to the Karmoya Shareholders, would equal 75% of the issued and outstanding shares of Genesis’s common stock on a fully-diluted basis if the preferred shares were to be converted on the Closing Date.

Consulting Agreement with Karmoya Shareholder. Under the Exchange Agreement, Genesis agreed to engage Cawston Enterprises, Ltd., a Beijing-based consulting company and a Karmoya Shareholder, immediately following the Closing, to assist Karmoya and Genesis in the business transition pursuant to the Exchange Agreement, both in China and the U.S. For a period of six (6) months, Genesis shall pay to the consultant $25,000 per month or a single payment, to cover the same period, of $100,000 to be paid within three (3) days of Closing.

Conversion of Options into Common Stock. Under the Exchange Agreement, Genesis also agreed to cause 8,806,250 of its outstanding options to be converted into 1,761,250 shares of common stock, such that there were 7,777,343 options outstanding at Closing.

Call of Special Shareholders’ Meeting. Under the Exchange Agreement, Genesis agreed to cause its board of directors to call a special shareholders’ meeting to be held within 60 days of the Closing to vote upon (i) an increase in the authorized number of shares of Genesis common stock to at least 600,000,000; or alternatively, a reverse stock split in which at least every seven (7) shares of common stock shall be combined into one (1) share, or a combination of the two and (ii) an increase of the authorized number of directors.

Change in Management. In connection with the Closing of this transaction, and as more fully described in Item 5.02 below, certain of Genesis’s directors and all of Genesis’s officers resigned (and their respective employment agreements were terminated) and designees of Karmoya were appointed as new directors and officers of Genesis effective at Closing.

The closing of this transaction (the “Closing”) occurred on October 1, 2007 (the “Closing Date”). A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

As more fully described in Item 1.01 above, on October 1, 2007, Genesis Technology Group, Inc., a Florida corporation (“Genesis”) executed a Share Acquisition and Exchange Agreement (“Exchange Agreement”) by and among Genesis, Karmoya International Ltd., a British Virgin Islands company (“Karmoya”), and the following shareholders of 100% of Karmoya’s capital stock (the “Karmoya Shareholders”): Wang Shuo, Ai Yunian, Zhao Qun, Chang Zhaozhen, Cawston Enterprises Ltd., Greenview Capital Advisors LLC, Cao Wubo, Xun Guihong, and Zhang Yihua. Separately, Karmoya owns 100% of the capital stock of Union Well International Limited, a Cayman Islands company (“Union Well”), which has established and owns 100% of the equity in Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd., a wholly foreign owned enterprise in the People’s Republic of China (“GJBT”). GJBT has entered into consulting service agreements and equity-related agreements with Laiyang Jiangbo Pharmaceutical Co., Ltd. (“Laiyang Jiangbo”), a limited liability company headquartered in, and organized under the laws of, China. Throughout this Form 8-K, Karmoya, Union Well, GJBT and Laiyang Jiangbo are sometimes collectively referred to as the “LJ Group.”

Under the Exchange Agreement, on the Closing Date, we issued 5,995,780 shares of our Series B Voting Convertible Preferred Stock (the “Series B Preferred Stock”) to the Karmoya Shareholders and 597 shares of our common stock in exchange for 100% of the capital stock of Karmoya. The shares of Series B Preferred Stock issued are convertible, in the aggregate, into a number of shares of our common stock that, when combined with the common stock issued to the Karmoya Shareholders, would equal 75% of the issued and outstanding shares of our common stock, if the shares were to be converted on the Closing Date. The Closing of the Exchange Agreement and the transactions contemplated thereunder (the “Exchange Transaction”) occurred on October 1, 2007.

As a result of the Exchange Transaction, the Karmoya Shareholders became our controlling shareholders and Karmoya became our wholly-owned subsidiary. In connection with Karmoya becoming our wholly owned subsidiary, we acquired the business and operations of the LJ Group. Through various consulting service agreements and equity-related agreements between certain LJ Group entities (the “LJ Agreements”), our principal business activities shall continue to be conducted through the LJ Group’s operating company in China, Laiyang Jiangbo.

In connection with the Exchange Agreement, we agreed to form and issue voting only preferred stock to a major Karmoya shareholder, so that such shareholder would hold a majority of the outstanding Genesis voting securities after the Closing. This was a material inducement into causing Karmoya and their shareholders to enter into the Exchange Transaction.

The Karmoya Shareholders have acknowledged that the current assets of Genesis will be distributed to the Genesis shareholders other than the former Karmoya Shareholders and their assignees or transferees.

In this Form 8-K, references to the “combined entity” refer to Genesis and the LJ Group entities as a combined entity. Copies of the LJ Agreements are included as Exhibits 99.1 to 99.5 to this Current Report on Form 8-K

Item 3.02 Unregistered Sales of Equity Securities

As more fully described in Items 1.01 and 2.01 above, in connection with the Exchange Agreement, on the Closing Date, we issued 5,995,780 shares of our Series B Preferred Stock and 597 shares of our common stock to the Karmoya Shareholders in exchange for 100% of the capital stock of Karmoya. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference. The shares of Series B Preferred Stock issued are convertible, in the aggregate, into a number of shares of our common stock that, when combined with the 597 shares of our common stock, would equal 75% of the outstanding shares of our common stock (on a fully-diluted basis) if the shares were to be converted on the Closing Date. Under the terms of conversion, each share of Series B Preferred Stock will not be convertible into common stock unless and until we amend our Articles of Incorporation to increase the authorized number of shares of common stock available for issuance in an amount sufficient to permit the conversion of all the shares of Series B Preferred Stock, and all of our other convertible securities and instruments into common stock. As of the Closing Date, we had not amended our Articles of Incorporation to effectuate such an increase in authorized common stock. However, at such time as we effectuate such an increase in our authorized common stock, each share of Series B Preferred Stock will automatically convert into fifty (50) fully paid and nonassessable shares of our common stock. The issuance of the Series B Preferred Stock to the Karmoya Shareholders pursuant to the Exchange Agreement was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) and/or Regulation D thereof. We made this determination based on the representations of the Karmoya Shareholders which included, in pertinent part, that such shareholders were (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act., and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on October 1, 2007, Genesis Technology Group, Inc., a Florida corporation (“Genesis”) executed a Share Acquisition and Exchange Agreement (“Exchange Agreement”) by and among Genesis, Karmoya International Ltd., a British Virgin Islands company (“Karmoya”), and the shareholders of 100% of Karmoya’s capital stock (the “Karmoya Shareholders”). The Closing of this transaction occurred on October 1, 2007. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Under the Exchange Agreement, on the Closing Date, we issued 5,995,780 shares of our Series B Voting Convertible Preferred Stock (the “Series B Preferred Stock”) and 597 shares of our common stock to the Karmoya Shareholders in exchange for 100% of the capital stock of Karmoya. As a result of this transaction, the Karmoya Shareholders acquired control of our company because the shares of Series B Preferred Stock entitle the Karmoya Shareholders to voting rights with respect to any and all matters presented to our shareholders for their action or consideration that is equal to the number of shares of our outstanding shares of common stock in which such shares are convertible. The shares of Series B Preferred Stock acquired by the Karmoya Shareholders are convertible, in the aggregate, into a number of shares of our common stock that, when combined with the 597 shares of our common stock, would equal 75% of the outstanding shares of our common stock (on a fully-diluted basis) if the shares were to be converted on the Closing Date. Each share of our outstanding common stock entitles the holders of common stock to one vote. Thus, the Karmoya Shareholders hold 75% or the majority number of voting shares of our company on a fully diluted basis.

In connection with this change in control, and as explained more fully in Item 5.02 below, effective October 1, 2007, Gary Wolfson, Adam Wasserman and Kenneth Clinton each resigned as our Chief Executive Officer, Chief Financial Officer, and President, respectively. In addition, effective October 1, 2007, Gary Wolfson, Kenneth Clinton, and Dr. Shaohua Tan each resigned as members of our board of directors. Further, effective October 1, 2007, we appointed the following new directors and officers:

Name	Age	Position
Cao Wubo	42	Chief Executive Officer and Chairman of the Board
Elsa Sung	33	Chief Financial Officer
Xu Haibo	36	Vice President, Chief Operating Officer and Director
Dong Lining	47	Vice President, Director of Technology
Yang Weidong	36	Vice President, Director of Sales
Xin Jingsheng	52	Director of Equipment
Xue Hong	39	Controller
Feng Xiaowei	40	Director
Huang Lei	24	Director
Ge Jian	36	Director
Zhang Yihua	26	Director

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Items 1.01, 2.01 and 5.01 above, on October 1, 2007, Genesis Technology Group, Inc., a Florida corporation (“Genesis”) executed a Share Acquisition and Exchange Agreement (“Exchange Agreement”) by and among Genesis, Karmoya International Ltd., a British Virgin Islands company (“Karmoya”), and the shareholders of 100% of Karmoya’s capital stock (the “Karmoya Shareholders”). The Closing of this transaction occurred on October 1, 2007. Reference is made to the disclosures set forth under Items 1.01, 2.01 and 5.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

(a) Resignation of Directors

Effective October 1, 2007, Gary Wolfson, Kenneth Clinton, and Dr. Shaohua Tan (individually, a “Resigning Director” and collectively, the “Resigning Directors”) resigned as members of our board of directors. There were no disagreements between any Resigning Director and any of our officers or directors. We provided a copy of the disclosures we are making in response to this Item 5.02 to the Resigning Directors and informed each Resigning Director that he may furnish the company as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the company requests that he provide the respects in which he does not agree with the disclosures. We will undertake to file any letter received from a Resigning Director, if any, as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

(b) Resignation of Officers

Effective October 1, 2007, Gary Wolfson resigned as our Chief Executive Officer, Adam Wasserman resigned as our Chief Financial Officer, and Kenneth Clinton resigned as our President.

(c) Appointment of Officers

Effective October 1, 2007, the following persons were appointed as our newly appointed officers (individually, a “New Officer” and collectively, the “New Officers”):

Name	Age	Position
Cao Wubo	42	Chief Executive Officer and Chairman of the Board
Elsa Sung	33	Chief Financial Officer
Xu Haibo	36	Vice President, Chief Operating Officer and Director
Dong Lining	47	Vice President, Director of Technology
Yang Weidong	36	Vice President, Director of Sales
Xin Jingsheng	52	Director of Equipment
Xue Hong	39	Controller

There are no family relationships among any of our officers or directors. None of the New Officers currently has an employment agreement with Genesis. Other than the Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which Genesis was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of Genesis’s total assets at year-end for the last three completed fiscal years, and in which any of the New Officers had or will have a direct or indirect material interest. Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Officers is a party or in which any New Officer participates that is entered into or material amendment in connection with our appointment of the New Officers, or any grant or award to any New Officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officers.

The following is a brief description of the business experience of each New Officer:

Cao Wubo, age 42, has served as the chairman and general manager of Laiyang Jiangbo since 2003, and shall serve as Chairman and CEO of the combined entity. Mr. Cao was born in September 1965 and is of Chinese nationality. He graduated from Tsinghua University with a masters degree. From 1981 to 1988, Mr. Cao completed his military service in the Chinese Army, during which he was sales section director in Laiyang Yongkang Pharmaceutical Factory. From 1988 to 1998, he continued working in Laiyang Yongkang Pharmaceutical Factory as Marketing Manager. From 1998 until 2003, he was general manager of Laiyang Jiangbo Pharmacy Co. Ltd. and Laiyang Jiangbo Chinese and Western Pharmacy Co. Ltd. Since 2003, he has been chairman and general manager of Laiyang Jiangbo Pharmaceutical Co. Ltd. He is the founder of Laiyang Jiangbo Pharmacy Co. Ltd., Laiyang Jiangbo Chinese and Western Pharmacy Co. Ltd., and Laiyang Jiangbo Pharmaceutical Co. Ltd.

Elsa Sung, age 33, is currently Vice President of CFO Oncall, Inc. and shall serve as Chief Financial Officer of the combined entity. Prior to joining CFO Oncall, Inc., Ms. Sung was an Audit Manager at Sherb & Co., Boca Raton, Florida. She was responsible for managing, monitoring, as well as performing audits for domestic and international clients. Ms. Sung was primarily responsible for providing assurance services to public companies located in China. Before joining Sherb & Co., Ms. Sung was a Senior Internal Auditor at Applica Consumer Products, Inc., a U.S. public traded company. Prior to this, Ms. Sung was with Ernst & Young, LLP in West Palm Beach, Florida as a Senior Auditor in the Assurance and Advisory Business Service Group. Ms. Sung is a licensed CPA in the State of Georgia and a member of the American Institute of Certified Public Accountants. She received her Master of Business Administration and Bachelor’s Degree, graduated “Cum Laude”, in Accounting from Florida Atlantic University. She also holds a Bachelor’s Degree in Sociology from National Chengchi University in Taipei, Taiwan.

Xu Haibo, age 36, has served as a deputy general manager of Laiyang Jiangbo since August 2006, and shall serve as Vice President and COO of the combined entity. Mr. Xu was born in October 1970 and is of Chinese nationality. He graduated from Shanghai Financial and Economic University on July 1, 1993 and has engaged in a banking career for more than ten years. From July 1993 to July 2004, he worked in the Bank of China Yantai Branch as Credit Clerk in the Credit Department, Section Chief in the Operation Department, Governor of the Bank of China Yantai Fushan Branch, and Director of the Risk Control Department in the Bank of China Yantai Branch. From August 2004 to July 2006, he was general manager of Shandong Province Licheng Investment Co. Ltd. From August 2006 until the present, he has been the deputy general manager of Laiyang Jiangbo Pharmaceutical Co. Ltd. Mr. Xu has a national registered accountant certificate in China.

Dong Lining, age 47, has served as deputy manager of Laiyang Jiangbo since July 2003 and shall continue to serve as Vice President and Director of Technology of the combined entity. Mr. Lining was born in born in January 1960 and is of Chinese nationality. He graduated from Shandong Pharmacy University in 1995. From July 1986 to July 2003, he worked in Laiyang Biochemistry Pharmaceutical Factory, where he was a checker, technologist, workshop director, product technology section chief, technology deputy factory director, and factory director. He has been deputy manager of Laiyang Jiangbo Pharmaceutical Co. Ltd. from July 2003 until now. He has published several pharmaceutical thesis articles in magazines such as, Chinese Biochemical Medical Magazin, Food and Drug, and China New Clinical Medicine.

Yang Weidong, age 36, has served as a deputy general manager for Laiyang Jiangbo since August 2004 and shall continue to serve as Vice President and Director of Sales of the combined entity. Mr. Yang was born in 1971 and is of Chinese nationality. He graduated from Nanjing University with a masters degree. From February 1995 to March 2000, he worked at Jiangsu Yangtze Pharmaceutical Co. Ltd as a sales clerk. From April 2000 to July 2004, he was area director in Jiangsu Jizhou Pharmaceutical Co. Ltd. Since August 2004, he has been deputy general manager in Laiyang Jiangbo Pharmaceutical Co. Ltd.

Xin Jingsheng, age 52, has served as a deputy general manager of Laiyang Jiangbo since October 2003 and shall continue to serve as Director of Equipment of the combined entity. Mr. Xin was born in July 1955 and is of Chinese nationality. He graduated from the Chinese People’s Liberation Army Shengqing Engineering Institute in August 1978. Mr. Xin has experience as a member of a group of trained personnel at 54685 Army Pharmacy from April 1983 to August 2001 and at China Laiyang Construction Bureau from August 2001 to September 2003. Since October 2003, he has been deputy general manager in China Laiyang Jiangbo Pharmaceutical Co. Ltd. He has been engaged in the pharmaceutical industry for more than 20 years, and his varied experience includes positions as a technician, engineer assistant, engineer, deputy factory director, factory director and deputy general manager. He has participated in industry training held by the Chinese National Drug Supervising Department and Shandong Drug Supervising Department and is very familiar with laws and statutes in the Chinese pharmaceutical industry.

Xue Hong, age 39, has served as finance controller of Laiyang Jiangbo since April 2003 and shall continue to serve as Controller of the combined entity. Ms. Xue was born in November 1967 and is of Chinese nationality. From July 1988 to March 1989, she worked in Qingzhou Iron and Steel Works as quality control inspector and auditor. From March 1999 to March 2000, she was accountant in Laiyang Yongkang Company. From March 2000 to September 2003, she was chief accountant of Laiyang Jiangbo Pharmacy. From April 2003 until now, she has served as the finance controller for Laiyang Jiangbo Pharmaceutical Co. Ltd.

(d) Appointment of Directors

Effective October 1, 2007, the following persons were appointed as new members of our board of directors (individually, a “New Director” and collectively, the “New Directors”):

Name	Age	Position
Cao Wubo (1)	42	Chairman of the Board of Directors
Xu Haibo (1)	36	Director
Feng Xiaowei	40	Director
Huang Lei	24	Director
Ge Jian	36	Director
Zhang Yihua	29	Director

(1) A description of the business experience of this director can be found above in the section titled “Appointment of Officers.”

There are no family relationships among any of our officers or directors. None of the New Directors has been named or, at the time of this Current Report, is expected to be named to any committee of the board of directors. Other than the Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which Genesis was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of Genesis’s total assets at year-end for the last three completed fiscal years, and in which any of the New Directors had or will have a direct or indirect material interest. Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Directors is a party or in which any New Director participates that is entered into or material amendment in connection with our appointment of the New Directors, or any grant or award to any New Director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Directors.

The following is a brief description of the business experience of each New Director:

Feng Xiaowei, age 40, was born in August 1967 and is of Chinese nationality. Mr. Feng graduated from Dalian Jiaotong University Railway Locomotive & Car Department with a bachelors degree and Jilin University Postgraduate Research Institute Foreign Economic Law Department with a masters degree. Over the course of his career, he has been procurator in Shenyang Railroad Transportation Procuratorate, associate professor in Jilin University, counsel in China Jilin International Trust and Investment Corporation, expert commissary of China Strategy and Administration Association, and deputy secretary-general of the “China Strengthening Self-Innovative Capacity and Building Innovative Nation Forum”. He has participated in the Research on National Economic Development Strategy and in the subject investigation of Beijing Olympic Games, Guangzhou Development Zone and Tianjin Development Zone. He has been commissioner of Yunnan Province Policy and Economic Development Task Team, commissioner of the Xinjiang Uygur Autonomous Region Policy and Economic Development Task Team and commissioner of the China Shi Hezi National Economic Development Zone Task Team. He is the founder of the Chinese Young People Network Home Co. Ltd., and has presided over the China Young People Card Project.

Huang Lei, age 24, was born in July 1983 and is of Chinese nationality. Ms. Huang graduated from Kwantlen University College in Canada. She also earned her MBA degree from the University of British Columbia in October 2006. From November 2006 to 2007, she was marketing manager in CúC Top Enterprises Ltd. While a student, Ms. Huang has published articles on business administration at Canada Weekly and school magazines, and earned the Best International Student Scholarship and a full scholarship. Ms. Huang speaks English, French, Mandarin and Cantonese, and has a working knowledge of accountancy and business administration.

Ge Jian, age 36, was born in January 1971 and is of Chinese nationality. Mr. Ge Jian graduated from Shandong University Management Sciences Department with a Bachelor of Business Administration in 1992. From 1992 to the end of 2000, he worked for the Development and Reform Commission of Yantai. From 2001 to 2006, he was minister of Capital Operation Department and minister of Development Department in Zhenghai Group Co. Ltd., and director of Yantai Hualian Development Group Co. Ltd. At present, he is general manager of Yantai Zhenghai Pawn Co. Ltd.

Zhang Yihua, age 29, has served as a director of Laiyang Jiangbo since November 2003. Ms. Zhang was born in July 1978 and is of Chinese nationality. She graduated from Shandong Economic Institute in July 2001. From September 2001 to August 2003, she was minister of human resources department in Yantai Huafa Pharmaceutical Co. Ltd., and from September 2002 to October 2003, she was also manager of the Labor and Personnel Department and General Manager Assistant. Since November 2003, she has been a director of Laiyang Jiangbo Pharmaceutical Co. Ltd. After years of dealing with enterprise administration and management work, she has a deep understanding about enterprise operations of administration and management.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of Karmoya will be filed within 71 calendar days after the date that this Form 8-K is required to be filed.

(b) Pro Form Financial Information

The pro forma financial statements of Karmoya will be filed within 71 calendar days after the date that this Form 8-K is required to be filed.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Share Acquisition and Exchange Agreement by and among Genesis, Karmoya and Karmoya Shareholders dated October 1, 2007

99.1	Consulting Services Agreement between Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd., and Laiyang Jiangbo Pharmaceutical Co., Ltd. dated September 21, 2007 (English Translation)

99.2	Equity Pledge Agreement between Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd., and Laiyang Jiangbo Pharmaceutical Co., Ltd. dated September 21, 2007 (English Translation)

99.3	Operating Agreement between Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd., and Laiyang Jiangbo Pharmaceutical Co., Ltd. dated September 21, 2007 (English Translation)

99.4	Proxy Agreement between Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd., and Laiyang Jiangbo Pharmaceutical Co., Ltd. dated September 21, 2007 (English Translation)

99.5	Option Agreement between Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd., and Laiyang Jiangbo Pharmaceutical Co., Ltd. dated September 21, 2007 (English Translation)

99.6	Letter of Resignation from Gary Wolfson to the Board of Directors.

99.7	Letter of Resignation from Kenneth Clinton to the Board of Directors.

99.8	Letter of Resignation from Shaohua Tan to the Board of Directors.

99.9	Letter of Resignation from Adam Wasserman to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS TECHNOLOGY GROUP, INC.

By:	/s/ Cao Wubo
Cao Wubo
President and Chief Executive Officer

Dated: October 1, 2007